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                              FLAGSTAR CORPORATION
                                     ISSUER

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                             SUPPLEMENTAL INDENTURE

                            DATED AS OF       , 1997

                                  TO INDENTURE

                         DATED AS OF SEPTEMBER 23, 1993

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                 11-3/8% SENIOR SUBORDINATED DEBENTURES DUE 2003

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                              THE BANK OF NEW YORK
                                     TRUSTEE


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         THIS SUPPLEMENTAL INDENTURE, dated as of , 1997, between FLAGSTAR
CORPORATION, a Delaware corporation (the "Company"), and the BANK OF NEW YORK, a national banking association, as trustee (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of September 23, 1993 (the "Indenture"), pursuant to which the Company issued $125,000,000 in aggregate principal amount of 11-3/8% Senior Subordinated Debentures due 2003 (the "Securities"); and

         WHEREAS, Section 7.2 of the Indenture provides, among other things, that with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities outstanding, the Company, when authorized by a resolution of its Board of Directors, and the Trustee, may amend the Indenture in certain respects; and


         WHEREAS, pursuant to a Prospectus, dated , 1997, (the "Prospectus"), the Company, among other things, solicited consents ("Consents") to a proposed amendment to the Indenture, IN CONJUNCTION WITH AN IDENTICAL AMENDMENT (AND THE SOLICITATION OF CONSENTS THEREFOR) TO THE INDENTURE DATED AS OF NOVEMBER 16, 1992 (THE "OTHER INDENTURE") PURSUANT TO WHICH THE COMPANY ISSUED $722,400,000 IN AGGREGATE PRINCIPAL AMOUNT OF 11.25% SENIOR SUBORDINATED DEBENTURES DUE 2004, as set forth herein (SUCH CONSENTS TO AMEND THE OTHER INDENTURE REFERRED TO HEREIN AS THE "OTHER CONSENTS"); and


         WHEREAS, the Company has obtained the requisite Consents to amend the Indenture as provided herein and has delivered such Consents to the Trustee, all as required by Section 7.2 of the Indenture; and


         WHEREAS, THE COMPANY HAS OBTAINED AND DELIVERED THE REQUISITE OTHER CONSENTS TO AMEND THE OTHER INDENTURE IN ACCORDANCE WITH THE PROVISIONS THEREOF; AND

         WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all conditions and requirements necessary to make this instrument a valid and binding agreement, INCLUDING, WITHOUT LIMITATION, THE CONDITION SET FORTH IN SECTION 1.2 HEREOF, have been duly performed and complied with;


         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:



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                                   ARTICLE 1.

                             AMENDMENT TO INDENTURE


         Section 1.1. SUBJECT TO SECTION 1.2 HEREOF, THE Indenture is hereby amended by adding a new Section 4.12 as follows:


                           Section 4.12     Certain Distributions Upon Events of
Bankruptcy. Notwithstanding any provision to the contrary set forth in this Indenture, upon (i) the occurrence of an event described in clause (6) or (7) of Section 4.1 hereof as a result of which the Issuer becomes subject to the jurisdiction of the United States Bankruptcy Court, and (ii) pursuant to such event, the Issuer seeks approvals for, and the Bankruptcy Court confirms, a plan of reorganization substantially as described on Annex 1 attached hereto (the "Plan"), then, to the extent necessary to implement the purposes and intent of such Plan and as set forth below, Holders of the Securities together with the holders of securities ranking pari passu in right of payment with the Securities, shall make distributions to holders of securities ranking junior in right of payment to the Securities as follows:

                           Holders of the Securities, together with the holders of securities ranking pari passu in right of payment with the Securities, will make distributions to the holders of $2.25 Series A Cumulative Convertible Exchangeable Preferred Stock (the "FCI Preferred Stock") of Flagstar Companies, Inc. ("FCI") and holders of the $.50 par value Common Stock (the "FCI Common Stock") of FCI, as intended to be made to them pursuant to the Plan, if such classes of holders vote in favor of the Plan, even if such classes would not otherwise be entitled to a distribution under the terms of the Plan and the Bankruptcy Laws because the Plan has not been accepted by one or more senior classes. In accordance with the foregoing:

         (i) if the holders of the 10% Debentures do not accept the Plan, but the holders of the FCI Preferred Stock accept the Plan, holders of the FCI Preferred Stock will receive the distributions of securities otherwise allocated to them on Annex I hereto (and pursuant thereto, the Trustee shall deliver, or instruct the Disbursing Agent under the Plan to deliver, to the Transfer Agent for the FCI Preferred Stock for distribution to the holders of the FCI Preferred Stock on the Effective Date (as defined in the Plan), 500,000 shares of New Common Stock (as defined in the Plan) of Reorganized Flagstar (as defined in the Plan) which is the distribution which the holders of FCI Preferred Stock would have received if all classes of holders securities of FCI and the Company had approved the Plan); and

         (ii) if the holders of the 10% Debentures or the holders of the FCI Preferred Stock do not accept the Plan, but holders of the FCI Common Stock accept the Plan, holders of the FCI Common Stock will receive the distribution of securities otherwise allocated to them as set forth on Annex I hereto (and pursuant thereto, the Trustee shall deliver or instruct the



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         Disbursing Agent under the Plan to deliver to the Transfer Agent for the FCI Common Stock for distribution to the holder of the FCI Common Stock on the Effective Date, the New Warrants (as defined in the Plan) which is the distribution which the holders of FCI Common Stock would have received if all classes of holders of securities of FCI and the Company had approved the Plan).


         SECTION 1.2. IT SHALL BE A CONDITION TO THE EFFECTIVENESS OF THE AMENDMENT TO THE INDENTURE SET FORTH IN SECTION 1.1 HEREOF THAT THE OTHER INDENTURE SHALL HAVE BEEN AMENDED TO THE SAME EFFECT AND THAT SUCH AMENDMENT OF THE OTHER INDENTURE SHALL BE IN FULL FORCE AND EFFECT.

                                   ARTICLE 2.

                                  MISCELLANEOUS

         Section 2.1. The Trustee accepts the trusts created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Supplemental Indenture.

         Section 2.2. The recitals contained herein shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

         Section 2.3. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

         Section 2.4. Each of the Company and the Trustee hereby confirms and reaffirms the Indenture in every particular except as amended by this Supplemental Indenture.

         Section 2.5. All covenants and agreements in this Supplemental Indenture by the Company or the Trustee shall bind each of their respective successors and assigns, whether so expressed or not.

         Section 2.6. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 2.7. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 2.8. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

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         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              FLAGSTAR CORPORATION

                                     By: __________________________________
                                         Rhonda J. Parish, Senior Vice President


Attest:
_______________________________

Name: _____________________
Title: ______________________

                                BANK OF NEW YORK,
                                Trustee

                                    By: ____________________________________
                                          Name: ____________________________
                                          Title: _____________________________

Attest:
_______________________________

Name: _____________________
Title: ______________________

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STATE OF NEW YORK           )
                                            ss.:
COUNTY OF NEW YORK          )

         On this day of , 1997, before me personally came Rhonda J. Parish, to me known, who, being by me personally sworn, did depose and say that she is a Senior Vice President of Flagstar Corporation, the corporation described in and on behalf of which she has executed the above instrument and that she is authorized by said corporation to execute the same.


                                            ___________________________________
                                                          Notary Public




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STATE OF NEW YORK           )
                                            ss.:
COUNTY OF NEW YORK          )

On this day of , 1997, before me personally came , to me known, who, being by me personally sworn, did depose and say that he is the Vice President of the Bank of New York, the corporation described in and on behalf of which he has executed the above instrument and that he is authorized by said corporation to execute the same.



                                           ____________________________________
                                                        Notary Public




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